EXHIBIT 10.3

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT (the “Second Amendment”) to the Employment Agreement, including all Exhibits thereto (the “Employment Agreement”) by and between Craig C. Parker (“Executive”) and Geron Corporation, a Delaware Corporation (the “Company”) is made effective February 11, 2014. Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the meanings provided therefor in the Employment Agreement.

     WHEREAS, the Employment Agreement was entered by the Company and Executive effective December 3, 2012;

     WHEREAS, the Company and Executive amended the Employment Agreement pursuant to the first amendment thereto (the “First Amendment”), effective September 24, 2013; and

     WHEREAS, the Company and Executive desire to further amend the Employment Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

AGREEMENT

1.	Section 2.1 of the Employment Agreement (Position and Duties) is hereby amended by deleting Section 2.1 in its entirety and replacing it with:

“2.1 Position and Duties. Subject to the terms set forth herein, the Company agrees to employ Executive in the position of Executive Vice President, Corporate Development and Scientific Affairs. During the Executive’s employment, Executive will report to the Chief Executive Officer. Executive shall serve in an employee capacity and shall perform such duties as are assigned to Executive by the Chief Executive Officer and, except as otherwise instructed by the Chief Executive Officer, such other duties as are customarily associated with the position of Executive Vice President, Corporate Development and Scientific Affairs. During Executive’s employment with the Company, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies or as otherwise set forth in this Agreement) to the business of the Company.”

Second Amendment to Employment Agreement/Parker

2.	Section 3.1 of the Employment Agreement (Base Salary) is hereby deleted in its entirety and replaced with the following:

“3.1 Base Salary. Executive shall receive for services to be rendered hereunder such annual base salary as is approved by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board, payable on the regular payroll dates of the Company, subject to increase in the sole discretion of the Board or Compensation Committee of the Board (the “Base Salary”). As of the effective date of this Second Amendment, Executive’s Base Salary is $362,000.”

3.	Section 3.2 of the Employment Agreement (Bonus) is hereby amended by replacing “forty percent (40%)” in Section 3.2 with “forty-five percent (45%).”

Except as expressly set forth herein, all terms and conditions of the Employment Agreement, as amended by the First Amendment, remain unchanged and in full force and effect.

In Witness Whereof, the parties have executed this First Amendment on the respective dates set forth below:

GERON CORPORATION

By:	/s/ John A. Scarlett
John A. Scarlett, MD
President & Chief Executive Officer

Date:	10 Feb 14

Accepted and agreed this 11th day of February, 2014.

/s/ Craig C. Parker
Craig C. Parker

Second Amendment to Employment Agreement/Parker